SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                        Mod-U-Kraf Homes, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

   --------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2)
     of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          ________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exhange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          ________________________________________________________________
     5)   Total fee paid:
          ________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exhange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1)   Amount Previously Paid: ________________________________________
     2)   Form, Schedule of Registration Statement No.: __________________
     3)   Filing Party: __________________________________________________
     4)   Date Filed: ____________________________________________________


                          MOD-U-KRAF HOMES, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Mod-U-Kraf Homes, Inc. will be held at the Virginia First Savings Bank located at 216 College Street, Rocky Mount, Virginia on March 27, 1996 at 10:00 a.m. for the following purposes:

     1.   To elect a Board of Directors to serve for the ensuing year; and

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed February 21, 1996 at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to mark, sign, date and return the enclosed proxy promptly regardless of whether you expect to attend the meeting. A postage-paid return envelope is enclosed for your convenience.

     If you are present at the meeting, you may vote in person even though you may have previously delivered your proxy.

                          By Order of the Board of Directors

                          EDWIN J. CAMPBELL, Corporate Secretary

March 6, 1996
                        **  end of proxy notice  **

                       **  start proxy statement  **

                           MOD-U-KRAF HOMES, INC.

                               P. O. Box 573
                      Rocky Mount, Virginia  24151
              Telephone: (540)483-0291, FAX (540)483-2228

                              PROXY STATEMENT

                                  GENERAL

    Proxies in the form enclosed are solicited by the Board of Directors of Mod-U-Kraf Homes, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10;00 a.m. on March 27, 1996 at the Virginia First Savings Bank located at 216 College Street, Rocky Mount, Virginia. Any person giving a proxy may revoke it at any time before it is voted by means of a writing addressed to the Secretary of the Company, by giving a subsequently dated proxy or by voting personally the shares represented by the proxy. A proxy, when executed and not so revoked, will be voted and, if the proxy contains any specific instructions, it will be voted in accordance with such instructions.

    The Company is mailing this Proxy Statement and the accompanying proxy on or before March 6, 1996 to all shareholders of record at the close of business on February 21, 1996 (the "Record Date"). The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by employees of the Company, but no special compensation will be paid to any employee for such solicitation.

                      OWNERSHIP OF EQUITY SECURITIES

    The Company's only authorized equity is common stock, $1 par value ("Common Stock"), each share of which has one vote on all matters. There were outstanding and entitled to vote 825,649 shares of Common Stock on the Record Date.

    The following table presents certain information as of the Record Date regarding beneficial ownership of Common Stock by the directors and nominees for directors, officers and directors as a group, and all owners of more than 5% of the Common Stock.

                           Amount and Nature
 Name of Beneficial         of Beneficial             Percent
     Owner                    Ownership                Owned
------------------        ---------------------       -------
Edwin J. Campbell               42,092(1)               5.10%
Dale H. Powell                  68,800                  8.33
W. Curtis Carter                36,720                  4.45
J. Dillard Powell                3,793                   .46
Bobbie L. Oliver               173,406                 21.00
Mary L. Fitts                   66,000(2)               7.99
All officers and directors
  as a group(8 persons)        393,931                 47.71
Robert K. Fitts                 78,547(3)               9.51
  P. O. Box 82        Boones Mill, VA  24065

    (1) Includes shares held in various fiduciary capacities and owned by or with certain relatives.
    (2) Includes 66,000 shares with respect to which voting and investment power is shared with Robert K. Fitts.
    (3) Includes 12,547 shares with respect to which Mr. Fitts has sole voting and investment power and 66,000 shares with respect to which such power is shared with Mary L. Fitts.

                           ELECTION OF DIRECTORS

    Proxies will be voted for the election of the following nominees as directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable, but if so proxies will be voted for such substitutions as the Board of Directors shall designate. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors at a meeting in which a quorum (a majority of all outstanding shares of common stock) is present. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

             Name                    Age        Director Since
            ------                  -----      ----------------
   Edwin J. Campbell  . . . . . . . . 66             1978
   Dale H. Powell   . . . . . . . . . 62             1980
   W. Curtis Carter   . . . . . . . . 77             1991
   J. Dillard Powell  . . . . . . . . 62             1991
   Bobbie L. Oliver . . . . . . . . . 63             1994
   Mary L. Fitts  . . . . . . . . . . 56             1994

    EDWIN J. CAMPBELL was Vice President of Sales and marketing of the Company from 1977 until 1990, and has been Corporate Secretary since March, 1990. He has been Vice President since October, 1990.

    DALE H. POWELL was Vice President-Operations of the Company from 1980 to March 1990, when he became President and Chairman of the Board. Mr. Powell was Secretary of the Company from March 1988 until March 1990. Mr Powell is the brother of J. Dillard Powell.

    W. CURTIS CARTER, presently retired, was an Officer and Director of Stuart Lumber Corporation in Stuart, Virginia for 24 years until the company was sold to the Masonite Corporation in 1977. He remained with Masonite in accounting and other capacities until his retirement in 1988.

    J. DILLARD POWELL has been owner and President of Rocky Mount Supply Company since 1989. Prior thereto he served as President of Continental Homes from 1973 to 1988 where he had worked in other capacities since 1960. He was on the State Board of Housing from 1972 to 1986 serving 8 years as Chairman; was a Commissioner for the Virginia Housing Development Authority from 1976 to 1984; Chairman of the National Joint Council of States on Building Codes and Standards from 1986 to 1988; and has been a Director of First Virginia Bank-Franklin County since 1983. He is the brother of Dale H. Powell.

     BOBBIE L. OLIVER is the wife of the late O. Z. Oliver, Co-founder and former Board Chairman of Mod-U-Kraf Homes, Inc. She is the largest shareholder of the Company and is currently managing real estate and rental properties. She is the Mother of M. Jan Oliver, the Sister-In-Law of Dale H. Powell and the Sister of Mary L. Fitts.

     MARY L. FITTS, Real Estate Investor, has been owner and operator of an apartment complex since 1983. She is the wife of Robert K. Fitts, co-founder of the Company. She is the Sister-In-Law of Dale H. Powell and the Sister of Bobbie L. Oliver.

                   Meetings and Committees of the Board

    The Board of Directors does not have a standing executive committee, nomination committee, compensation committee or audit committee but instead fulfills the functions of these committees itself. The Board of Directors also functions as the nominating committee and reviews the qualifications of possible candidates suggested by management of the Company.

    The Stock Option Committee of the Board of Directors administers the Company's stock option plan and consists of Messrs. Campbell and Carter.

    The Board of Directors held five meetings during fiscal 1995 and the Stock Option Committee met one time. No director attended fewer than 75% of these meetings.

Executive Compensation Committee Interlocks and Insider Participation

     The Company's Board of Directors, including Company officers Edwin J. Campbell and Dale H. Powell, functioned as the executive compensation committee in 1995.

                  Executive Compensation Committee Report

     At Mod-U-Kraf Homes, Inc., all members of the Board of Directors serve as members of the Compensation Committee. It is the desire of the Committee to establish a compensation program designed to attract and retain key employees. Compensation is based on the local pay scales and comparable industry standards. Compensation for key Company employees is reviewed each year based on job performance and recommendations to the Board by the President and Vice President. The President and Vice President are members of the Board of Directors.

     Mod-U-Kraf's executive compensation is based on industry standards for comparative sized companies. In addition to a base salary, there is potential for an annual incentive bonus to be earned based on Company profits before taxes. Only two key executives, the President and Vice President, participate in the incentive bonus which is detailed in their respective employment contracts. All other key employees have a base salary which is reviewed from time to time. There are no other incentives except those available to all employees, such as profit sharing and stock option plans.

                                 BOARD OF DIRECTORS
                                    Dale H. Powell     Edwin J. Campbell
                                    W. Curtis Carter   Bobbie L. Oliver
                                    J. Dillard Powell  Mary L. Fitts

                                           February 7, 1996

                          EXECUTIVE COMPENSATION

    The following table presents information relating to total compensation of the Chief Executive Officer of the Company during the periods indicated.

                        SUMMARY COMPENSATION TABLE

                                                      Long Term
                                                     Compensation
               Annual Compensation                      Awards
                                           Other       Options/     All
     Name and                        (1)   Annual  (2)   SARs      Other (3)
Principal Position Year  Salary   Bonus  Compensation  (Shares) Compensation
__________________ ____ _______  _______ ____________ _________ ____________
Dale H. Powell     1995 $75,000  $18,542      -           0      $16,221
 President and
Chairman of the    1994 $75,000  $11,507      -           0      $15,956
Board
                   1993 $75,000  $14,507      -           0      $15,425

(1) Bonus is calculated on the prior years' earnings in accordance with Mr. Powell's employment agreement.
(2) Amounts of Other Annual Compensation did not equal or exceed 10% of the total of the relevant annual salary and bonus.
(3) Consists of $13,207 of premiums paid by the Company on a "split-dollar" insurance policy for 1995, 1994 and 1993, $3,014, $2,749 and $2,218 of
     Company contributions to Mr. Powell's profit-sharing plan account for 1995, 1994 and 1993 respectively.

The following table presents information concerning stock options for the Chief Executive Officer of the Company. No options were granted in 1995.

           AGGREGATED OPTION EXERCISES AND YEAR-END VALUE TABLE

                         Aggregated Option Exercise in Last Fiscal Year and
                                         FY-End Option Value
                         __________________________________________________
                                  Number of                Value of
                            Unexercised Options at   Unexercised In-the-Money
                              FY-End (Shares)(1)       Options at FY-End(2)
         Shares               __________________       ____________________
        Acquired
           on      Value
  Name  Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
  ____  ________ ________ ___________ _____________ ___________ _____________
Dale H.
 Powell  12,000   $17,422      -            -            -            -

(1) The stock option shares reflects the 20% stock dividend on February 9, 1994.
(2) The market value of the underlying common stock exceeded the exercise price of the options by $1.642.

Employment Agreements

    Under an Employment Agreement with the Company, effective January 1, 1991, Dale H. Powell will be paid an annual base salary of $75,000, subject to annual review by the Board of Directors. In addition to the base salary, Mr. Powell will be paid incentive compensation equal to 3% of the income of the Company before federal and state income taxes, and before the payment of any dividends or extraordinary non-recurring items or expenses.

    Under an Employment Agreement with the Company, effective January 1, 1991, Edwin J. Campbell will be paid an annual base salary of $65,000, subject to annual review by the Board of Directors. In addition to the base salary, Mr. Campbell will be paid incentive compensation equal to 2.5% of the income of the Company before federal and state income taxes, and before payment of any dividends or extraordinary non-recurring items or expenses.

Compensation of Directors

    Outside directors are paid a fee of $250.00 for each meeting of the Board of Directors attended.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to a settlement agreement between the Company and the Estate of
O. Z. Oliver, deferred compensation benefits of $75,726 were paid to Mr. Oliver's widow, Bobbie L. Oliver, during 1995. In addition, $3,024 will be paid in 1996 to Mrs. Oliver for health insurance premiums. Mrs. Oliver, a director, is the mother of M. Jan Oliver, Treasurer of the Company, a Sister-In-Law to Dale H. Powell, President and Chairman of the Board of the Company and a Sister to Mary L. Fitts.

   Pursuant to a settlement agreement between the Company and Robert K. Fitts, deferred compensation benefits of $66,724 and a sum of $10,000 in premiums for life insurance policies assigned to Mr. Fitts were paid to Mr. Fitts in 1995. In addition, $4,992 will be paid in 1996 to Mr. Fitts for health insurance premiums for Mr. Fitts and Mary L. Fitts, his spouse. Mr. Fitts spouse, Mary L. Fitts, a director, is a Sister of Bobbie L. Oliver and a Sister-In-Law to Dale H. Powell, President and Chairman of the Board of the Company.

     In the normal course of business, the Company makes purchases from a supplier owned by a director of the Company, J. Dillard Powell. The supplier was acquired by Mr. Powell in 1989. Prior to that time, the supplier had been a long time vendor of the Company. Purchases from this supplier totaled $462,654 for 1995.

                   COMPLIANCE WITH SECTION 16(A) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934

     The Company's directors, executive officers and owners of more than 10% Company's shares are required under the Securities Exchange Act of 1934 to file report of ownership and changes in ownership with the Securities Exchange Commission. Copies of these reports must also be furnished to the Company. Based solely on review of the copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required; the Company believes that during 1995, all filing requirements applicable to its officers, directors and 10% shareholders were met.

                           SELECTION OF AUDITORS

    The Board of Directors has appointed Brown, Edwards & Company, L.L.P., independent certified public accountants, as auditor of the books and records of the Company for fiscal 1996. Brown, Edwards & Company, L.L.P audited the
accounts of the Company for fiscal 1995.   Representatives of Brown, Edwards
and Company are expected to be present at the Annual Meeting, will be given an opportunity to make a statement, and will be available to respond to appropriate questions if they desire to do so.

                      MATTERS TO BE PRESENTED AT THE
                   1997 ANNUAL MEETING OF SHAREHOLDERS

    Any shareholder wishing to make a proposal to be acted upon at the 1997 Annual Meeting of Shareholders and to be included in the Company's proxy statement for such meeting must present such proposal to the Company at its principal office in Rocky Mount, Virginia not later than November 27, 1996.

                               OTHER MATTERS

    At the date of this Proxy Statement, management knows of no matter to come before the Annual Meeting other than those stated in the notice of the Annual Meeting. As to other matters, if any, that may properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgement of the person or persons named therein.

                                  *  *  *

    We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy card and return it in the accompanying postage-paid envelope as promptly as possible. Your stock will be voted in accordance with the instructions you give on the proxy, and in the absence of any such instructions will be voted FOR election of all nominees of the Board of Directors.

                           EDWIN J. CAMPBELL, Corporate Secretary
March 6, 1996
                       ** end of proxy statement **

                             ** proxy card **

PROXY                         MOD-U-KRAF HOMES, INC.
                    P.O. Box 573, Rocky Mount, Virginia, 24151

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dale H. Powell and Edwin J. Campbell as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Mod-U-Kraf Homes, Inc. held of record by the undersigned on February 21, 1996 at the annual meeting of shareholders to be held on March 27, 1996 or at any adjournment thereof.

1.  ELECTION OF DIRECTORS     FOR all nominees listed   WITHHOLD AUTHORITY
                              below (except as marked   to vote for all
                              to the contrary below)    nominees listed
                                                  [ ]   below           [ ]

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below.

     J. Dillard Powell        W. Curtis Carter         Dale H. Powell
     Edwin J. Campbell        Mary L. Fitts            Bobbie L. Oliver

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ___________________________________
                                                     Signature

                                        ___________________________________
                                             Signature if held jointly

                                        Dated ______________________ , 1996
                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THE PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE.

                         **  end of proxy card  **